Exhibit 99.1

Exponent Reports Strong First Quarter 2007 Results

MENLO PARK, Calif., April 18, 2007—Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the first quarter ended March 30, 2007.

For the first quarter of 2007, revenues before reimbursements increased 15% to $45,433,000, as compared to $39,619,000 in the same period of 2006. Total revenues increased 16% to $48,873,000, as compared to $42,027,000 in 2006. Net income increased 32% to $5,055,000, or $0.31 per diluted share, as compared to $3,822,000, or $0.21 per diluted share, in 2006.

EBITDAS1 for the first quarter of 2007 increased 36% to $10,754,000, as compared to $7,921,000 in the same period of 2006. Exponent closed the first quarter of 2007 with $55.6 million in cash, cash equivalents and short-term investments. During the quarter, Exponent repurchased $2.5 million of common stock as part of its ongoing repurchase program.

“We are pleased with our first quarter financial results and progress in strategic areas, which position us well for a solid year of growth,” commented Michael Gaulke, CEO and President. “In addition to revenue and earnings growth, we were successful in improving utilization while also increasing full-time equivalent employees as compared to the same period last year. Notably, in the first quarter we had strong performance from our electrical, mechanics and materials, ecological sciences, civil and health practices.

“As we look to the remainder of 2007, we will continue to focus on improving our operating performance and utilization for the full year, which should drive higher year-over-year bottom line growth. As we celebrate our 40th birthday this year, Exponent is uniquely positioned to provide a multidisciplinary approach to problem solving. We have exceptional talent and unparalleled technical experience and we will continue to make key hires across our practice areas. We had an excellent start to the year and are well on our way to achieving low double-digit revenue growth and improved margins for the full year,” concluded Mr. Gaulke.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 18, 2007, starting at 4:30 p.m. Eastern Daylight Time/1:30 p.m. Pacific Daylight Time. The audio on the conference call is available by dialing 800-257-7087. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-405-2236 and entering reservation #11087879.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1) EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended March 30, 2007 and March 31, 2006

(in thousands, except per share data)

	Quarter Ended
	March 30, 2007	March 31, 2006
Revenues
Revenues before reimbursements	$45,433	$39,619
Reimbursements	3,440	2,408

Revenues	48,873	42,027

Operating expenses
Compensation and related expenses	30,022	26,746
Other operating expenses	5,137	4,765
Reimbursable expenses	3,440	2,408
General and administrative expenses	2,815	2,718

	41,414	36,637

Operating income	7,459	5,390

Other income
Interest income, net	484	498
Miscellaneous income, net	395	378

	879	876

Income before income taxes	8,338	6,266

Income taxes	3,283	2,444

Net income	$5,055	$3,822

Net income per share:
Basic	$0.34	$0.23
Diluted	$0.31	$0.21

Shares used in per share computations:
Basic	15,049	16,496
Diluted	16,377	17,788

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 30, 2007 and December 29, 2006

(in thousands)

	March 30, 2007	December 29, 2006
Assets
Current assets:
Cash and cash equivalents	$5,748	$5,238
Short-term investments	49,847	52,844
Accounts receivable, net	56,638	48,208
Prepaid expenses and other assets	3,859	4,634
Deferred income taxes	2,528	2,232

Total current assets	118,620	113,156
Property, equipment and leasehold improvements, net	29,408	29,577
Goodwill	8,607	8,607
Other assets	10,212	9,876

	$166,847	$161,216

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$8,171	$4,887
Accrued payroll and employee benefits	18,907	22,923
Deferred revenues	3,793	4,066

Total current liabilities	30,871	31,876
Other liabilities	3,768	3,938
Deferred rent	1,095	1,097

Total liabilities	35,734	36,911

Stockholders' equity:
Common stock	16	16
Additional paid-in capital	55,141	50,799
Accumulated other comprehensive income	121	93
Retained earnings	103,667	101,226
Treasury stock, at cost	(27,832)	(27,829)

Total stockholders' equity	131,113	124,305

	$166,847	$161,216

EXPONENT, INC.

EBITDAS (1)

For the Quarters Ended March 30, 2007 and March 31, 2006

(in thousands)

	Quarter Ended
	March 30, 2007	March 31, 2006
Net Income	$5,055	$3,822

Add back (subtract):

Income taxes	3,283	2,444
Interest income, net	(484)	(498)
Depreciation and amortization	917	882
Stock-based compensation	1,983	1,271

EBITDAS (1)	$10,754	$7,921

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.